As filed with the Securities and Exchange Commission on December 8, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Frazier Lifesciences Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1562203
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Two Union Square

601 Union St., Suite 3200

Seattle, WA 98101

Tel: +1 (206) 621-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James N. Topper

Two Union Square

601 Union St., Suite 3200

Seattle, WA 98101

Tel: +1 (206) 621-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Jocelyn M. Arel Michael H. Bison Daniel J. Espinoza Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 Tel: (617) 570-1000	Christian O. Nagler Jennifer L. Lee Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-250858

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT BEING REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SECURITY (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)	AMOUNT OF REGISTRATION FEE
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of a redeemable Warrant to acquire one Class A ordinary shares(2)	2,300,000 units	$10.00	$23,000,000	$2,509.30
Class A ordinary shares included as part of the Units(1)	2,300,000 shares	—	—	—
Redeemable warrants to acquire one Class A ordinary share included as part of the Units(3)	766,667 warrants	—	—	—
Total			$23,000,000	$2,509.30

(1)	Represents only the additional number of shares being registered and includes 300,000 Class A ordinary shares issuable upon exercise of the underwriters’ option to purchase additional shares to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-250858).
(2)	The registrant previously registered securities at an aggregate offering price not to exceed $115,000,000 on a Registration Statement on Form S-1 (File No. 333-250858), which was declared effective by the Securities and Exchange Commission on December 8, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $23,000,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.
(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of Class A ordinary shares offered by Frazier Lifesciences Acquisition Corporation (the “Registrant”) by 2,300,000 shares, 300,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s Class A ordinary shares. The contents of the Registration Statement on Form S-1 (File No. 333-250858), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on December 8, 2020, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of December 9, 2020), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than December 9, 2020.

EXHIBIT INDEX

EXHIBIT NO.	EXHIBIT INDEX
5.1	Opinion of Goodwin Procter, LLP.

5.2	Opinion of Campbells, Cayman Islands Legal Counsel to the Registrant.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Goodwin Procter, LLP (included in Exhibit 5.1).

23.2	Consent of Campbells (included in Exhibit 5.2).

24.1*	Power of Attorney.

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-250858), originally filed with the Securities and Exchange Commission on November 20, 2020 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 8th day of December, 2020.

Frazier Lifesciences Acquisition Corporation

By:	/s/ James N. Topper
Name: James N. Topper
Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ James N. Topper	Chief Executive Officer and Chairman (Principal Executive Officer)	December 8, 2020
James N. Topper

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 8, 2020
David Topper

*	Director	December 8, 2020
Robert F. Baltera

*	Director	December 8, 2020
Michael F. Bigham

*	Director	December 8, 2020
Carol G. Gallagher

*	Director	December 8, 2020
Krishna R. Polu

By:	/s/ James N. Topper
James N. Topper
Attorney-in-Fact